UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
April 9, 2012

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On April 9, 2012, Cash America International, Inc. (the “Company”) issued a press release announcing the filing with the Securities and Exchange Commission of an amendment to the registration statement on Form S-1 (the “Registration Statement”) that was originally filed on September 15, 2011 for a proposed initial public offering of shares of common stock of its wholly-owned subsidiary that comprises its e-commerce segment, Enova International, Inc. (“Enova”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Registration Statement is not incorporated by reference into, and does not constitute a part of, this Current Report on Form 8-K.

The Enova Registration Statement has been filed with the Securities and Exchange Commission but has not yet become effective. The securities offered under the Registration Statement may not be sold nor may offers to buy these securities be accepted prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The completion of the Enova initial public offering is subject to numerous conditions, including market conditions, and the Company can provide no assurance that it will be successfully completed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description
	99.1	Cash America International, Inc. press release, dated April 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	April 9, 2012	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cash America International, Inc. press release, dated April 9, 2012